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                                                   EXHIBIT 23.2



        CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in this Registration Statement Amendment No. 2 on Form S-3 of Churchill Downs Incorporated of our reports dated February 19, 1999 relating to the financial statements of Calder Race Course, Inc. and Tropical Park, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
Fort Lauderdale, Florida
July 14, 1999